UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2018

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

(337) 235-2452

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

A.    New Term Loan. On September 28, 2018, PHI, Inc. (“PHI” or the “Company”) entered into a term loan agreement (the “Term Loan Agreement”) by and among the Company, as borrower, PHI Air Medical, L.L.C. and PHI Tech Services, Inc., as guarantors (the “Subsidiary Guarantors”), and Thirty Two, L.L.C., as lender (the “Lender”). The Lender is wholly-owned by Al A. Gonsoulin, the Company’s Chairman of the Board, Chief Executive Officer and controlling shareholder. The Subsidiary Guarantors are wholly-owned subsidiaries of the Company.

Contemporaneously with entering into the Term Loan Agreement, the Company borrowed $130.0 million under a senior secured term loan (the “Loan”) evidenced by a promissory note payable to the Lender (the “Note”). The proceeds from the Loan were applied to (i) repay approximately $122.7 million of principal and accrued interest under the Company’s senior secured revolving credit facility, which was terminated in connection with such repayment, and (ii) cash collateralize approximately $7.7 million of the Company’s outstanding letters of credit, which will remain outstanding following consummation of the transactions described herein.

The Company is required to pay interest on the Note quarterly in arrears, beginning on December 31, 2018, with a balloon payment of all principal and all accrued but unpaid interest due on September 28, 2020. The Company is permitted to prepay any outstanding amount of the Loan at any time without penalty or premium. The Loan will accrue interest at a rate per annum of 6%, computed on the basis of the actual number of days elapsed over a 360-day year comprised of twelve 30-day calendar months. Pursuant to the terms of the Note, after maturity of the Loan or following the occurrence of an event of default under the terms of the Loan Agreement, interest will accrue on the outstanding principal amount of the Loan at a rate per annum that is 2% in excess of the interest rate otherwise payable, or 8% (the “Default Rate”), subject to applicable law.

Obligations under the Loan Agreement are jointly, severally, solidarily and unconditionally guaranteed by the Subsidiary Guarantors pursuant to a guaranty agreement dated September 28, 2018, entered into by the Subsidiary Guarantors in favor of the Lender (the “Guaranty Agreement”). The Company’s obligations under the Term Loan Agreement and the Subsidiary Guarantors’ guaranty obligations under the Guaranty Agreement are secured by a perfected security interest in all of their respective inventory, spare parts and accounts receivable located in the U.S., in each case now owned or later acquired by them and including all interest, income and fruits thereof, pursuant to a security agreement dated September 28, 2018, entered into by the Company and the Subsidiary Guarantors in favor of the Lender (the “Security Agreement”).

The Term Loan Agreement contains customary restrictive covenants that, subject to certain exceptions and limitations, limit or restrict the Company’s ability to, among other things, (i) purchase, retire or redeem any shares of its capital stock; (ii) incur indebtedness; (iii) mortgage or encumber its assets; (iv) make loans to, or guarantee the indebtedness of, any individual or entity; (v) effect a change of control of the Company; (vi) consolidate with or merge into any other corporation, or permit any other corporation to merge into the Company; (vii) sell or lease all or substantially all of the Company’s assets; or (viii) acquire all or a substantial part of the assets or capital stock of another entity. The Term Loan Agreement contains no financial covenants.

The Term Loan Agreement contains customary representations and warranties, affirmative covenants and events of default. Upon an event of default, in addition to the imposition of the Default Rate, the Lender is entitled, subject to certain limitations, to declare the Loan, the Note and all other obligations of the Company to the Lender immediately due and payable and to take all actions permitted to be taken by a secured creditor.

In connection with unanimously approving the Term Loan Agreement, the Company’s independent directors received an opinion issued by a nationally-recognized financial advisory firm that the Loan is fair to the Company from a financial point of view.

Over the past several months, the Company discussed its refinancing alternatives with various financial advisory firms and potential lenders or investors, but was unable to identify any unaffiliated party willing to unconditionally lend funds to the Company on terms as advantageous to it as those offered by the Lender.

For additional information about the Company’s affiliations with Mr. Gonsoulin, who controls the Lender, please see the Company’s Information Statement filed on Schedule 14C on April 10, 2018 with the U.S. Securities and Exchange Commission.

The full text of each of the Term Loan Agreement, the Note, the Guaranty Agreement and the Security Agreement is filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this current report on Form 8-K, and each is incorporated into this Item 1.01 by reference. The foregoing description of the Term Loan Agreement, the Loan, the Note, the Guaranty Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 10.1, 10.2, 10.3 or 10.4, respectively.

B.    Other Information. In reviewing the Term Loan Agreement, the Guaranty Agreement and the Security Agreement included as exhibits to this report, please note that such agreements are included to provide you with information regarding the terms of the Loan and are not intended to provide any other factual or disclosure information about the Company. The Term Loan Agreement, the Guaranty Agreement and the Security Agreement contain representations and warranties by one or more of the parties thereto. These representations and warranties have been made solely for the benefit of the other parties to the Term Loan Agreement, the Guaranty Agreement and the Security Agreement and:

•	should not in any instance be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•

may have been qualified by disclosures that were made to the other parties in connection with the negotiation of such agreement, which disclosures are not necessarily reflected in the agreement filed herewith;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the agreement or such other date or dates as may be specified therein and are subject to more recent developments.

Accordingly, you should be aware that these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

Item 1.02	Termination of Material Definitive Agreement.

As noted in Item 1.01 above, on September 28, 2018, the Company terminated its Second Amended and Restated Loan Agreement dated as of September 18, 2013, as amended, by and among the Company, PHI Air Medical, L.L.C, successor to Air Evac Services, Inc., PHI Tech Services, Inc. (formerly Evangeline Airmotive, Inc.), International Helicopter Transport, Inc. and Whitney National Bank.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) In an effort to ensure continuity of its business and senior leadership teams through the completion of the strategic alternatives review process discussed below in Item 7.01, the Company has adopted retention programs for certain officers and key employees of the Company and its subsidiaries. Included in these arrangements is a retention plan that was approved by the Compensation Committee (the “Committee”) of the Company’s Board of Directors on September 20, 2018 (the “Plan”). The Committee has designated each of the Company’s five named executive officers – Al A. Gonsoulin, Chairman of the Board and Chief Executive Officer; Lance F. Bospflug, President and Chief Operating Officer; Trudy P. McConnaughhay, Chief Financial Officer and Secretary; James Hinch, Chief Administrative Officer; and David F. Stepanek, President – PHI Oil & Gas, Gulf of Mexico (together, the “Named Executive Officers”) – as a participant in the Plan.

Under the Plan, upon certain changes of control of the Company (as defined in the Plan, a “Change of Control”), each participant would be entitled to full acceleration of any outstanding equity awards and a pro rata payout of his or her annual bonus for the year in which the Change of Control occurs. For the pro rata bonus and any performance-based equity awards, the payout would be calculated assuming target performance was achieved.

In addition, the Plan provides each participant with certain employment protections for a designated period of time following a Change of Control (as defined in the Plan, the “Protected Period”). The Protected Period for each of Messrs. Gonsoulin and Bospflug is 36 months while the Protected Period for each other Named Executive Officer is 24 months. Among other things, the participant’s base salary, annual bonus opportunity, long-term incentive awards, and health and welfare benefits may not be decreased during the Protected Period. Further, the participant’s title, duties, authority, and reporting relationship may not be materially diminished and the participant may not be required to relocate more than 50 miles from his or her primary pre-Change of Control work location without his or her written consent.

Under the Plan, if either the Company terminates a participant without cause or he or she terminates employment with good reason, the participant will be entitled to receive a lump sum severance payment. This severance payment, which would be payable within 30 days following termination of employment, would be equal to three (in the case of Messrs. Gonsoulin and Bospflug) or two (in the case of each other Named Executive Officers) times the sum of (i) the participant’s annual base salary, (ii) the participant’s annual target bonus, and (iii) the annual value of the employer portion of the participant’s health and welfare premiums.

The Plan stipulates that participants are not entitled to any tax gross-ups for excise taxes that may be triggered under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended. However, each participant would be entitled to receive the “best net” treatment, which means that if the total of all change of control payments due the participant exceeds the threshold that would trigger the imposition of excise taxes, the participant will either (1) receive all payments and benefits due him or her and be responsible for paying all such taxes or (2) have the payments and benefits reduced such that imposition of the excise taxes is no longer triggered, depending on which method provides the participant with the better after-tax result.

The full text of the Plan is filed as Exhibit 10.5 to this current report on Form 8-K, and is incorporated into this Item 5.02 by reference. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of Exhibit 10.5.

Item 7.01	Regulation FD Disclosure

On September 28, 2018, the Company issued a press release announcing that it has engaged Houlihan Lokey Capital, Inc. as its financial advisor to assist the Company in exploring and evaluating a broad range of potential strategic alternatives to improve the Company’s liquidity and enhance shareholder value.

At this time, the Company’s Board has not set a timetable for the completion of this process, nor has it made any decisions related to specific strategic alternatives. There is no assurance that this process will result in any particular outcome. The Company does not intend to provide any updates on its process unless or until it determines that further disclosure is necessary or appropriate.

A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.

Forward-Looking Statements

All statements other than statements of historical fact contained in this current report on Form 8-K are “forward-looking” statements, as defined by (and subject to the “safe harbor” protections under) the federal securities laws. When used herein, the words “anticipates,” “expects,” “believes,” “seeks,” “hopes,” “intends,” “plans,” “projects,” “views,” “will” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based on a number of judgments and assumptions as of the date such statements are made about future events, many of which are beyond PHI’s control. These forward-looking statements, and the assumptions on which they are based, (i) are not guarantees of future events, (ii) are inherently speculative and (iii) are subject to significant risks, uncertainties. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if PHI’s underlying assumptions prove incorrect. All of PHI’s forward-looking statements are qualified in their entirety by reference to PHI’s discussion of certain important factors that could cause PHI’s actual results to differ materially from those anticipated, estimated, projected or implied by us in those forward looking statements.

Factors that could cause PHI’s results to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the failure of our strategic review to identify attractive alternatives; changes in the capital markets or other market or financial conditions; corporate developments that could preclude, impair or delay any of the above-described transactions due to restrictions under the federal securities laws; changes in the credit ratings of PHI; changes in PHI’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of PHI to pursue or consummate any of the above-described transactions on the terms described above or at all; and other risks referenced from time to time in PHI’s filings with the U.S. Securities and Exchange Commission. There can be no assurances that any of the above-described transactions will be consummated on the terms described above or at all.

Additional factors or risks that PHI currently deems immaterial, that are not presently known to us, that arise in the future or that are not specific to us could also cause PHI’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned not to unduly rely upon PHI’s forward-looking statements, which speak only as of the date made. PHI undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Further, PHI may make changes to its plans at any time and without notice, based on any changes in the above-listed factors, PHI’s assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Loan Agreement., dated as of September 28, 2018, by and among Thirty Two, L.L.C., PHI, Inc., PHI Air Medical, L.L.C., and PHI Tech Services, Inc.

10.2	Promissory Note due September 28, 2020.

10.3	Guaranty Agreement, dated and effective as of September 28, 2018, by PHI Air Medical, L.L.C. and PHI Tech Services, Inc., in favor of Thirty Two, L.L.C.

10.4	Security Agreement, dated and effective as of September 28, 2018, by PHI, Inc., PHI Air Medical, L.L.C. and PHI Tech Services, Inc., in favor of Thirty Two, L.L.C.

10.5	PHI, Inc. Retention Plan

99.1	Press Release issued by PHI, Inc., dated September 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: September 28, 2018	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary